SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2010

YOUNG INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)
MISSOURI
(State or other jurisdiction of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045
(Address of principal executive offices)	(Zip Code)
(314) 344-0010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e)        On December 30, 2010, Young Innovations, Inc. (the “Company”) amended the employment agreements with Alfred E. Brennan, the Company’s Chief Executive Officer, and Arthur L. Herbst, Jr., the Company’s President, to clarify, in accordance with recent Internal Revenue Service (“IRS”) interpretations, the payment date for payments to be made in connection with the termination of their respective employment agreements.  The amendments are Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are hereby incorporated herein by reference.

On December 30, 2010, the Company also amended the employment agreements with Julia A. Carter, Daniel J. Tarullo and Joshua A. McKey to clarify (i) in accordance with recent IRS interpretations, the payment date for payments to be made in connection with the termination of their respective employment agreements, and (ii) that no payments to disqualified individuals will be in excess of the limit under Section 280G of the Internal Revenue Code of 1986, as amended.  The amendments are Exhibits 10.3, 10.4 and 10.5 to this Form 8-K and are hereby incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number                                Description

10.1	Amendment to Employment Agreement between the Company and Alfred E. Brennan.

10.2	Amendment to Employment Agreement between the Company and Arthur L. Herbst, Jr..

10.3	Amendment to Employment Agreement between the Company and Julia A. Carter.

10.4	Amendment to Employment Agreement between the Company and Daniel J. Tarullo.

10.5	Amendment to Employment Agreement between the Company and Joshua A. McKey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
By:	/s/ Arthur L. Herbst, Jr.
Arthur L. Herbst, Jr.
President and Chief Financial Officer

Dated:  January 4, 2011